Exhibit 10.3
EXECUTION VERSION
DATED                            2008
GYPSUM TRANSPORTATION LIMITED
- and -
DVB BANK SE

DEED OF COVENANTS
m.v. “GYPSUM CENTENNIAL”

STEPHENSON HARWOOD
One St. Paul’s Churchyard
London EC4M 8SH
Tel: +44 (0)20-7329 4422
Fax: +44 (0)20-7329 7100
Ref: 819/1575/47-00986

DEED OF COVENANTS
Dated:                    2008
BETWEEN:
(1)	GYPSUM TRANSPORTATION LIMITED, a company incorporated according to the law of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Owner”).

(2)	DVB BANK SE with its registered office in Frankfurt and acting through its office at Parklaan 2, 3016BB Rotterdam, The Netherlands (the “Mortgagee”).
WHEREAS:
(A)
Each of the banks listed in Schedule 1 to the Loan Agreement (as defined below) (collectively the “Lenders”) has agreed to advance to the Owner its respective Commitment of an aggregate amount not exceeding the total of (i) the lesser of forty million Dollars ($40,000,000) and fifty per centum (50%) of the Market Value of Vessel A (in respect of Tranche A) and (ii) the lesser of fifty million Dollars ($50,000,000) and fifty per centum (50%) of the Market Value of Vessel B (in respect of Tranche B) (the “Loan”) on the terms and subject to the conditions set out in a loan agreement dated  2008 made between the Owner (as borrower), the Lenders (as lenders), the Mortgagee as agent for the Lenders (the “Agent”) and the Mortgagee as security trustee for the Lenders (the “Security Trustee”) (the “Loan Agreement”).

(B)
Pursuant to the Loan Agreement, and as a condition precedent to the several obligations of the Lenders to make the Loan available to the Owner, the Owner has, amongst other things, agreed to execute and deliver in favour of the Mortgagee as Security Trustee for the Finance Parties a first priority statutory mortgage of all the shares in the Vessel, together with this Deed, as security for the payment of the Indebtedness.

(C)
The Owner is the legal and beneficial owner of all the shares in the Vessel and has executed, delivered and registered in favour of the Mortgagee a statutory mortgage with first priority bearing the same date as this Deed over all the shares in the Vessel (the “Mortgage”).

THIS DEED WITNESSES as follows:
1	Definitions and Interpretation
1.1	In this Deed:

“Assigned Property” means the Insurances, the Earnings and the Requisition Compensation.

“Indebtedness” means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable by the Owner to any of the Finance Parties under all or any of the Security Documents.

“Mortgagees’ Insurances” means all policies and contracts of mortgagees’ interest insurance, mortgagees’ additional perils (oil pollution) insurance and any other insurance from time to time taken out by the Mortgagee in relation to the Vessel.

“Obligatory Insurances” means the insurances and entries referred to in Clause 5.1 and, where applicable, those referred to in Clauses 5.2, 5.5 and/or 6.16.

“Threshold Amount” means five hundred thousand Dollars ($500,000).

“Vessel” means the motor vessel “GYPSUM CENTENNIAL” registered in the ownership of the Owner under the flag of Bermuda with Official Number 733699 together with all her engines, machinery, boats, tackle, outfit, fuels, spares, consumable and other stores, belongings and appurtenances, whether on board or ashore, including any which may in the future be put on board or may in the future be intended to be used for the Vessel if on shore.

1.2	Unless otherwise specified in this Deed, or unless the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used in this Deed.

1.3	In this Deed:
1.3.1	words denoting the plural number include the singular and vice versa;

1.3.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.3.3	references to Clauses are references to clauses of this Deed;

1.3.4	references to this Deed include the recitals to this Deed;

1.3.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;

1.3.6
references to any document (including, without limitation, to any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.3.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted; and

1.3.8	references to any Finance Party include its successors, transferees and assignees.
1.4	In the Mortgage:
1.4.1	references to “interest” means interest covenanted to be paid in accordance with Clauses 3, 5.15 and 8.4;

1.4.2	references to “principal” means all other sums of money for the time being comprised in the Indebtedness; and

1.4.3	the expression “the sums for the time being due on this security” means the whole of the Indebtedness.

2	Representations and Warranties

The Owner represents and warrants to the Mortgagee that:
2.1
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Mortgage or this Deed that either of them be filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp or similar transaction tax, except for the registration of the Mortgage with the Registrar of Ships (or equivalent official) at the Vessel’s port of registry; and

2.2
it is the sole legal and beneficial owner of all the shares in the Vessel and (with the exception of the Mortgage, this Deed, crew’s wages and Permitted Encumbrances) the Vessel is free from any Encumbrance and is not under arrest or in the possession of any person (other than her master and crew) who may become entitled to assert a maritime or possessory lien on her; and

2.3	the Vessel is insured and classed in accordance with the requirements of this Deed.
3	Covenant to Pay and Perform

The Owner agrees to pay to the Finance Parties all moneys comprised in the Indebtedness and to perform all its other obligations arising out of the Security Documents as and when the same shall be due for payment or performance.

4	Mortgage and Amount Secured
4.1
In order to secure the payment of the Indebtedness and the performance by the Owner of all its other obligations under or arising out of the Security Documents the Owner, by the Mortgage and this Deed, mortgages and charges the Vessel to the Mortgagee as security agent for the Finance Parties with full title guarantee.

4.2
The security constituted by the Mortgage and this Deed shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been paid in full and none of the Finance Parties shall be under any further actual or contingent liability to any third party in relation to the Vessel, the Assigned Property or any other matter referred to in the Security Documents. The security constituted by the Mortgage and this Deed shall be in addition to any other security now or in the future held by any of the Finance Parties for or in respect of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of any of the Finance Parties nor be affected by any irregularity, defect or informality or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925, or any provision which the Mortgagee considers analogous to that provision under the law of any other relevant jurisdiction, shall not apply to the security constituted by the Mortgage and/or this Deed.

5	Insurance
5.1	The Owner covenants to ensure at its own expense throughout the Facility Period that:
5.1.1
the Vessel remains insured against marine risks and war risks on an agreed value basis for an amount which is the greater from time to time of (a) her full market value and (b) an amount which (when aggregated with the amounts for which any other vessels providing first priority security for the Indebtedness are insured for such risks) equals one hundred and twenty per cent (120%) of the amount of the Loan outstanding; and

5.1.2
the Vessel remains entered in a protection and indemnity association in both P&I and FD&D, or remains otherwise insured against protection and indemnity risks and liabilities (including, without limitation, protection and indemnity war risks); and

5.1.3
the Vessel remains insured against oil pollution caused by the Vessel for not less than one billion Dollars ($1,000,000,000) unless that risk is covered to the satisfaction of the Mortgagee by the Vessel’s protection and indemnity entry or insurance.

5.2
The Mortgagee agrees that, if and for so long as the Vessel may be laid up with notification to the Mortgagee, the Owner may at its own expense take out port risk insurance on the Vessel in place of hull and machinery insurance.

5.3
The Owner undertakes to place the Obligatory Insurances in such markets, in such currency, on such terms and conditions, and with such brokers, underwriters and associations as the Mortgagee shall have previously approved in writing. The Owner shall not alter the terms of any of the Obligatory Insurances such that coverage is reduced nor allow any person other than the Managers and any entity that is part of the Group to be co-assured under any of the Obligatory Insurances without the prior written consent of the Mortgagee which consent will not be unreasonably withheld, and will supply the Mortgagee from time to time on request with such information as the Mortgagee may in its reasonable discretion require with regard to the Obligatory Insurances and the brokers, underwriters or associations through or with which the Obligatory Insurances are placed.

5.4
The Owner undertakes duly and punctually to pay all premiums, calls and contributions, and all other sums at any time payable in connection with the Obligatory Insurances, and, at its own expense, to arrange and provide any guarantees from time to time required by any protection and indemnity or war risks association. From time to time at the Mortgagee’s request, the Owner will provide the Mortgagee with evidence satisfactory to the Mortgagee that such premiums, calls, contributions and other sums have been duly and punctually paid; that any such guarantees have been duly given; and that all declarations and notices required by the terms of any of the Obligatory Insurances to be made or given by or on behalf of the Owner to brokers, underwriters or associations have been duly and punctually made or given.

5.5
The Owner will comply in all respects with all terms and conditions of the Obligatory Insurances and will make all such declarations to brokers, underwriters and associations as may be required to enable the Vessel to operate in accordance with the terms and conditions of the Obligatory Insurances. The Owner will not do, nor permit to be done, any act, nor make, nor permit to be made, any omission, as a result of which any of the Obligatory Insurances may become liable to be suspended, cancelled or avoided, or may become unenforceable, or as a result of which any sums payable under or in connection with any of the Obligatory Insurances may be reduced or become liable to be repaid or rescinded in whole or in part. In particular, but without limitation, the Owner will not permit the Vessel to be employed other than in conformity with the Obligatory Insurances without first taking out additional insurance cover in respect of that employment, and the Owner will promptly notify the Mortgagee of any new requirement imposed by any broker, underwriter or association in relation to any of the Obligatory Insurances. This notification shall not include notices of cancellation to amend War Risk Navigation Limits.

5.6
The Owner will, no later than fourteen days (or, in the case of war risks, no later than seven days), before the expiry of any of the Obligatory Insurances renew them and shall promptly give the Mortgagee such details of those renewals as the Mortgagee may require.

5.7
The Mortgagee shall be at liberty to take out Mortgagees’ Insurances in relation to the Vessel for such amounts and on such terms and conditions as the Mortgagee may from time to time decide, and the Owner shall from time to time on demand reimburse the Mortgagee for all costs, premiums and expenses paid or incurred by the Mortgagee in connection with any Mortgagees’ Insurances. All Mortgagees’ Insurances shall be placed with brokers and clubs on terms reasonably acceptable to the Owner

5.8
The Owner shall deliver to the Mortgagee copies of all policies, certificates of entry and other documents relating to the Insurances (including, without limitation, receipts for premiums, calls or contributions) requested by the Mortgagee and shall procure that letters of undertaking in such form as the Mortgagee may reasonably approve shall be issued to the Mortgagee by the brokers through which the Insurances are placed (or, in the case of protection and indemnity or war risks associations, by their managers).

5.9
The Owner shall promptly provide the Mortgagee with full information regarding any casualty or other accident or damage to the Vessel which in the reasonable opinion of the Owner is in excess of the Threshold Amount.

5.10
The Owner agrees that, at any time after the occurrence and during the continuation of an Event of Default, the Mortgagee shall be entitled to collect, sue for, recover and give a good discharge for all claims in respect of any of the Insurances; to pay collecting brokers the customary commission on all sums collected in respect of those claims; to compromise all such claims or refer them to arbitration or any other form of judicial or non-judicial determination; and otherwise to deal with such claims in such manner as the Mortgagee shall in its discretion think fit.

5.11
Whether or not an Event of Default shall have occurred or be continuing, the proceeds of any claim under any of the Insurances in respect of a Total Loss shall be paid to the Mortgagee and applied by the Mortgagee in accordance with Clause 10.

5.12
In the event of any claim in respect of any of the Insurances (other than in respect of a Total Loss or a claim less than the Threshold Amount), if the Owner shall fail to reach agreement with any of the brokers, underwriters or associations for the restoration of the Vessel, or for payment to third parties, within such time as the Mortgagee may reasonably stipulate, the Mortgagee shall be entitled, if an Event of Default has occurred and is continuing, to require payment to itself with respect to hull and machinery claims, and with respect to protection and indemnity claims, to the person entitled thereto or to other parties if and when designated by the Mortgagee.

In the event of any dispute arising between the Owner and any broker, underwriter or association with respect to any obligation to make any payment in an amount greater than the Threshold Amount to the Owner or to the Mortgagee under or in connection with any of the Insurances, or with respect to the amount of any such payment relating to a claim in excess of the Threshold Amount, the Mortgagee shall be entitled, but after a reasonable time frame set by the Mortgagee and after which still no agreement is achieved, to settle that dispute with participation of the Owner with the broker, underwriter or association concerned. Any such settlement shall be binding on the Owner.

5.13
The Mortgagee agrees that any amounts which may become due under any protection and indemnity entry or insurance shall be paid to the Owner to reimburse the Owner for, and in discharge of, the loss, damage or expense in respect of which they shall have become due, unless, at the time the amount in question becomes due, an Event of Default shall have occurred and be continuing, in which event the Mortgagee shall be entitled to receive the amounts in question and to apply them either in reduction of the Indebtedness or, at the option of the Mortgagee, to the discharge of the liability in respect of which they were paid.

5.14
The Owner shall not settle, compromise or abandon any claim under or in connection with any of the Insurances (other than a claim of less than the Threshold Amount arising other than from a Total Loss) without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld or delayed.

5.15
If the Owner fails to effect or keep in force the Obligatory Insurances, the Mortgagee may (but shall not be obliged to) effect and/or keep in force such insurances on the Vessel and such entries in protection and indemnity or war risks associations as the Mortgagee in its discretion considers desirable, and the Mortgagee may (but shall not be obliged to) pay any unpaid premiums, calls or contributions. The Owner will reimburse the Mortgagee from time to time on demand for all such premiums, calls or contributions paid by the Mortgagee, together with interest at the Default Rate from the date of payment by the Mortgagee until the date of reimbursement.

5.16
The Owner shall comply strictly with the requirements of any legislation relating to pollution or protection of the environment which may from time to time be applicable to the Vessel in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America and Exclusive Economic Zone (as defined in the Act)) the Owner shall comply strictly with the requirements of the United States Oil Pollution Act 1990 (the “Act”). Before any such trade is commenced and during the entire period during which such trade is carried on, the Owner shall:

5.16.1	pay any additional premiums required to maintain protection and indemnity cover for oil pollution in amounts of up to one billion Dollars ($1,000,000,000); and

5.16.2
make all such quarterly or other voyage declarations as may from time to time be required by the Vessel’s protection and indemnity association in order to maintain such cover, and promptly deliver to the Mortgagee copies of such declarations; and

5.16.3
submit the Vessel to such additional periodic, classification, structural or other surveys which may be required by the Vessel’s protection and indemnity insurers to maintain cover for such trade and promptly deliver to the Mortgagee copies of reports made in respect of such surveys; and

5.16.4
implement any recommendations contained in the reports issued following the surveys referred to in Clause 5.16.3 within the relevant time limits, and provide evidence satisfactory to the Mortgagee that the protection and indemnity insurers are satisfied that this has been done; and

5.16.5	in addition to the foregoing (if such trade is in the United States of America and Exclusive Economic Zone):
(aa)	obtain and retain a certificate of financial responsibility under the Act in form and substance satisfactory to the United States Coast Guard and provide the Mortgagee with a copy; and

(bb)	procure that the protection and indemnity insurances do not contain a US Trading Exclusion Clause or any other analogous provision and provide the Mortgagee with evidence that this is so; and

(cc)
comply strictly with any operational or structural regulations issued from time to time by any relevant authorities under any act or convention relating to oil pollution so that at all times the Vessel falls within the provisions which limit strict liability under that act for oil pollution.

5.17
The Mortgagee agrees and covenants that after an Event of Default has been cured or remedied and provided that (i) no other Event of Default has occurred and is continuing and/or (ii) the Finance Parties have not exercised their nights under clause 12.1 of the Loan Agreement, that it will promptly rescind any and all notices given to any broker, underwriter or association to make all insurance payments to the Mortgagee.

6	Operation and Maintenance

The Owner covenants with the Mortgagee:
6.1	to keep the Vessel seaworthy and in a state of repair and in compliance with the requirements from time to time of all applicable laws, conventions and regulations and of her insurers; and

6.2
to maintain the registration of the Vessel under its current flag or a flag approved by the Mortgagee; to effect and maintain registration of the Mortgage at the Vessel’s ship registry; and not cause nor permit to be done any act or omission as a result of which either of those registrations might be defeated or imperilled; and

6.3
to maintain the Vessel in a condition entitling the Vessel to the highest class applicable to vessels of her type with a classification society as required by the Loan Agreement and free of recommendations affecting class; and

6.4
to comply in all material respects with all laws, conventions and regulations applicable to the Owner or to the Vessel and to carry on board the Vessel all certificates and other documents which may from time to time be required to evidence such compliance; and

6.5
not without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld or delayed, to make, nor permit nor cause to be made, any material change in the structure, type or speed of the Vessel; and

6.6
to procure that all repairs to the Vessel or replacements of parts or equipment of the Vessel are effected in such a way as not to materially diminish the value of the Vessel and with replacement parts or equipment the property of the Owner and free of all Encumbrances (other than Permitted Encumbrances, the Mortgage and this Deed); and

6.7
to permit the Mortgagee and all persons appointed by the Mortgagee to board the Vessel from time to time during the Facility Period to inspect the Vessel’s state and condition, upon reasonable advance notice and without interfering with the Vessel’s operation and, if the Vessel shall not be in a state and condition which complies with the requirements of this Deed, after giving to the Owner reasonably detailed notice of the noncompliance and a reasonable opportunity to complete required repairs to effect such repairs as shall in the opinion of the Mortgagee be desirable to ensure such compliance, without prejudice to the Mortgagee’s other rights under or pursuant to the Mortgage or this Deed; and

6.8
promptly to notify the Mortgagee of any arrest or detention of the Vessel, and to cause the Vessel to be released from arrest or detention as quickly as possible, and in any event within fourteen days from the date of arrest or detention, and promptly to notify the Mortgagee in the same manner of the release of the Vessel; and

6.9
from time to time on request of the Mortgagee to produce to the Mortgagee written evidence satisfactory to the Mortgagee confirming that the master and crew of the Vessel have no claims for wages beyond the ordinary arrears and that the master has no claim for disbursements other than those properly incurred by him in the ordinary course of trading of the Vessel; and

6.10	not during the Facility Period to sell, agree to sell, or otherwise dispose of, or agree to dispose of, any shares in the Vessel unless the Owner complies with clause 5.6 of the Loan Agreement; and

6.11	not during the Facility Period to change the name of the Vessel without notice to the Mortgagee; and

6.12	in the event of any requisition or seizure of the Vessel, to take all lawful and reasonable steps to recover possession of the Vessel as soon as it is entitled to do so; and

6.13
to give to the Mortgagee from time to time during the Facility Period on request such information as the Mortgagee may reasonably require with regard to the Vessel’s employment, position and state of repair and, on the Mortgagee’s reasonable request, to supply the Mortgagee with copies of all charterparties and other contracts of employment relating to the Vessel; and

6.14
to comply with all requirements from time to time of the Vessel’s classification society and to give to the Mortgagee from time to time during the Facility Period on request copies of all classification certificates of the Vessel and reports of surveys required by the Vessel’s classification society (the Owner by its execution of this Deed irrevocably authorising the Mortgagee to obtain such information and documents from the Vessel’s classification society as the Mortgagee may from time to time require), and to notify the Mortgagee promptly of any requirement or recommendation imposed by the Vessel’s classification society; and

6.15
not during hostilities (whether or not a state of war shall formally have been declared and including, without limitation, any civil war) to permit the Vessel to be employed in carrying any goods which may be declared to be contraband of war or which may render the Vessel liable to confiscation, seizure, detention or destruction, nor to permit the Vessel to enter any area which is declared a war zone by any governmental authority or by the Vessel’s insurers unless the Mortgagee shall have consented to that employment or voyage in writing, which consent (if given) shall be conditional on the Owner effecting at its own expense such additional insurances as the Mortgagee shall consider necessary or desirable and, if required by the Mortgagee, specifically assigning those insurances to the Mortgagee by such documents as the Mortgagee may require; and

6.16
not without the prior written consent of the Mortgagee to let the Vessel on any demise charter or on any time charter, consecutive voyage charter or other contract of employment which (inclusive of any extension option) is capable of exceeding twelve months nor to employ the Vessel in any way which might impair the security created by the Security Documents; and

6.17	not without the prior written consent of the Mortgagee to enter into any agreement or arrangement for sharing the Earnings; and

6.18
duly to perform (unless prevented by force majeure), and to take all necessary steps to enforce the performance by charterers and shippers of all material provisions of charterparties and other contracts of employment and all bills of lading and other contracts relating to the Vessel; and

6.19
not following the occurrence and during the continuation of an Event of Default to let the Vessel on charter or renew or extend any charter or other contract of employment of the Vessel, nor agree to do so, without the prior written consent of the Mortgagee; and

6.20
to pay and discharge when due from time to time all taxes, levies, duties, fines and penalties imposed on the Vessel or the Earnings, or on the Owner, its income, profits, capital gains or any of its property, except those amounts that are being contested in good faith by appropriate proceedings and where the Owner has set aside sufficient reserves therefor, and where the failure to pay such amounts would not reasonably be expected to result in a Material Adverse Effect; and

6.21
not at any time during the Facility Period without the prior written consent of the Mortgagee (and then subject to such conditions as the Mortgagee may reasonably impose) to create nor grant nor permit to exist any Encumbrance over the Vessel or any share in the Vessel or any of the Assigned Property other than any Permitted Encumbrances existing from time to time; and

6.22
to notify the Mortgagee promptly after the Owner becomes aware of any legal proceedings or arbitration involving the Vessel or the Owner where the amount claimed by any party (ignoring any counterclaim or defence of set-off) exceeds or may reasonably be expected to exceed the Threshold Amount; and

6.23
not without the prior written consent of the Mortgagee to put the Vessel into the possession of any person for the purpose of work or repairs estimated to cost more than the Threshold Amount (except for repairs the cost of which is recoverable under the Insurances, except for applicable deductibles, and in respect of which the insurers have agreed to make payment in accordance with any applicable loss payable clause); and

6.24
to keep proper books of account in respect of the Vessel and the Earnings and as and when reasonably required by the Mortgagee to make such books available for inspection on behalf of the Mortgagee provided there shall be no disruption or interference to the Owner’s business or operations; and

6.25
not without the prior written consent of the Mortgagee, which consent will not be unreasonably withheld or delayed, to appoint anyone as commercial or technical managers of the Vessel, nor to terminate nor materially vary the arrangements for the commercial or technical management of the Vessel, nor to permit the commercial or technical management of the Vessel to be sub-contracted or delegated to any third party; and

6.26
to take all reasonable precautions to prevent any infringements by the Owner of any anti drug legislation in any jurisdiction in which the Vessel shall trade and in particular (if the Vessel is to trade in the United States of America) to take all reasonable precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America and for this purpose, if required, to enter into a “Carrier Initiative Agreement” with the United States’ Customs Service and, if required, to procure that the same or a similar agreement is maintained in full force and effect and that the Owner’s obligations under that agreement are performed in all material respects in respect of the Vessel; and

6.27
to comply, or procure that the operator of the Vessel will comply in all material respects, with the International Management Code for the Safe Management of Ships and for Pollution Prevention adopted by the International Maritime Organisation (as the same may be amended from time to time) (the “ISM Code”) or any replacement of the ISM Code and in particular, without limitation, to:

6.27.1	procure that the Vessel remains for the duration of the Facility Period subject to a safety management system developed and implemented in accordance with the ISM Code;

6.27.2	maintain for the Vessel throughout the Facility Period a valid and current safety management certificate issued under paragraph 13.7 of the ISM Code (“SMC”) and provide a copy to the Mortgagee;

6.27.3
procure that the company responsible for the Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code (“ISM Company”) maintains throughout the Facility Period a valid and current Document of Compliance issued for the ISM Company under paragraph 13.2 of the ISM Code (“DOC”) and provide a copy to the Mortgagee; and

6.27.4	notify the Mortgagee promptly in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of the Vessel or of the DOC of the ISM Company; and
6.28
to comply in relation to the Vessel with the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended from time to time) (the “ISPS Code”) or any replacement of the ISPS Code and in particular, without limitation, to:

6.28.1	procure that the Vessel and the company responsible for the Vessel’s compliance with the ISPS Code comply with the ISPS Code;

6.28.2	maintain for the Vessel throughout the Facility Period a valid and current International Ship Security Certificate issued under the ISPS Code (“ISSC”) and provide a copy to the Mortgagee;

6.28.3	notify the Mortgagee immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC; and

6.29
to comply in relation to the Vessel with Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997) (as the same may be amended from time to time) (“Annex VI”) or any replacement of Annex VI and in particular, without limitation, to:

6.29.1	procure that the Vessel’s master and crew are familiar with, and that the Vessel complies with, Annex VI; and

6.29.2	maintain for the Vessel throughout the Facility Period a valid and current International Air Pollution Prevention Certificate issued under Annex VI (“IAPPC”) and provide a copy to the Mortgagee; and

6.29.3	notify the Mortgagee promptly in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.
7	Mortgagee’s Powers
7.1
If an Event of Default shall occur and be continuing, and the Agent shall demand payment of all or any part of the Indebtedness, the security constituted by the Mortgage and this Deed shall become immediately enforceable and the Mortgagee shall be entitled to exercise all or any of the rights, powers, discretions and remedies vested in the Mortgagee by this Clause without any requirement for any court order or declaration that an Event of Default has occurred. The Mortgagee’s right to exercise those rights, powers, discretions and remedies shall be in addition to and without prejudice to all other rights, powers, discretions and remedies to which it may be entitled, whether by statute or otherwise. The Mortgagee shall be entitled to exercise its rights, powers, discretions and remedies, and whether or not any previous default shall have been waived, and in particular without the limitations contained in Section 103 of the Law of Property Act 1925 or any statutory provision which the Mortgagee considers analogous to that section under the law of any other relevant jurisdiction.

7.2	In the circumstances described in Clause 7.1, the Mortgagee shall be entitled (but not obliged) to:
7.2.1	take possession of the Vessel wherever she may be; and/or

7.2.2	discharge the master and crew of the Vessel and employ a new master and crew; and/or

7.2.3	navigate the Vessel to such places as the Mortgagee may decide or detain or lay up the Vessel; and/or

7.2.4
in the name of the Mortgagee or the name of the Owner, demand, sue for, receive and give a good receipt for all sums due to the Owner in connection with the Vessel and, in the name of the Mortgagee or the name of the Owner or the name of the Vessel, commence such legal proceedings as it may consider appropriate, or conduct the defence of any legal proceedings commenced against the Vessel or the Owner in its capacity as owner of the Vessel; and/or

7.2.5
sell or dispose of all or any shares in the Vessel either by private treaty or auction, on such terms as the Mortgagee shall think fit (including deferred payment terms and with or without the benefit of any charterparty or other contract of employment), with the power to make a loan on such terms as the Mortgagee may decide to any prospective purchaser to assist in the purchase of the Vessel, and the power to postpone any sale, without being liable for any loss caused by any such sale or the postponement of any such sale; and/or

7.2.6	replace or repair any part of the Vessel or alter her to suit the Mortgagee’s requirements and put her through all appropriate surveys; and/or

7.2.7	employ agents, servants and others on such terms as the Mortgagee may in its discretion determine; and/or

7.2.8	charter or load the Vessel on such terms and for the carriage of such cargoes as the Mortgagee may in its discretion determine.
7.3
For the avoidance of doubt, if the Mortgagee takes any action or enters into or completes any transaction pursuant to Clause 7.2 after an Event of Default has been remedied, that action or transaction shall not be affected by the remedying of the Event of Default.

8	Ancillary Provisions
8.1
In connection with the exercise of its rights, powers, discretions and remedies under Clause 7 or otherwise as mortgagee of the Vessel, the Mortgagee shall have power to buy in, rescind or vary any contract for sale of the Vessel and generally to do all things in connection with the sale of the Vessel as it shall think fit.

8.2
On any sale of the Vessel by the Mortgagee, the purchaser shall not be bound to enquire whether the Mortgagee’s power of sale has become exercisable or whether its exercise has become expedient, and the purchaser shall not be affected by any notice that the sale was or may have been irregular in any way. The receipt of the Mortgagee for any amounts paid to it shall be a complete discharge to the purchaser who shall not be concerned with the application of the payment or be answerable for any misapplication. As regards any purchaser, any such sale shall be deemed to be within the power of sale conferred on the Mortgagee by this Deed and at law and any remedy of the Owner in respect of any irregularity or impropriety shall be in damages only.

8.3	If the Mortgagee takes possession of the Vessel and until sale the Mortgagee shall be entitled to deal with the Vessel in all respects as if it were the owner of the Vessel.

8.4
The Mortgagee shall be entitled to recover from the Owner on demand all losses, expenses, payments and disbursements incurred by the Mortgagee in or about or incidental to the exercise by it of any of its rights, powers, discretions and remedies under Clause 7 or otherwise as mortgagee of the Vessel together with interest at the Default Rate.

8.5
No failure to exercise, nor any delay in exercising, on the part of the Mortgagee, any right or remedy under Clause 7 or otherwise as mortgagee of the Vessel shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

8.6
The Mortgagee may at any time and from time to time delegate to any person all or any of its rights, powers, discretions and remedies pursuant to the Security Documents on such terms as the Mortgagee may consider appropriate (including the power to sub-delegate).

8.7
Every right, power, discretion and remedy conferred on the Mortgagee under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which the Mortgagee may at any time be entitled by law or in equity. The Mortgagee may exercise each of its rights, powers, discretions and remedies as often and in such order as it deems appropriate.

8.8
Neither the Mortgagee nor any agent or employee of the Mortgagee shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Mortgagee under or pursuant to the Mortgage or this Deed, nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable other than any loss resulting from the wilful misconduct or gross negligence of the Mortgagee.

9	Receiver
9.1
At any time after the occurrence and during the continuation of an Event of Default the Mortgagee may (but shall not be obliged to) appoint any person to be receiver and/or manager of the Vessel and/or any of the Assigned Property.

9.2	The appointment of a receiver and/or manager by the Mortgagee may be made in writing under the hand of any authorised signatory of the Mortgagee.

9.3	The Mortgagee shall have the power to authorise any joint receiver and/or manager to exercise any or all of his powers independently of any other joint receiver and/or manager.

9.4	The Mortgagee may at any time and from time to time remove any receiver and/or manager from office and appoint a replacement.

9.5
The Mortgagee shall have the power from time to time to fix the remuneration of any receiver and/or manager on the basis of charging from time to time adopted by him or his firm and any receiver and/or manager shall not be limited to any maximum amount or rate specified by law.

9.6
Any receiver and/or manager appointed pursuant to this Clause shall be the agent of the Owner and the Owner shall be solely responsible for his acts and defaults and for the payment of his remuneration.

9.7
Any receiver and/or manager appointed pursuant to this Clause shall have all the powers provided for in Schedule 1 of the Insolvency Act 1986 without restriction, and in particular without the restrictions contained in Section 103 of the Law of Property Act 1925 or any other statutory or other restriction which the Mortgagee may consider analogous under the laws of any other jurisdiction.

9.8
Without limitation, any receiver and/or manager shall have power on behalf of the Owner (and at the Owner’s expense) to do or omit to do anything which the Owner could do or omit to do in relation to the Vessel or any of the Assigned Property and may exercise all or any of the rights, powers, discretions and remedies conferred on the Mortgagee by the Security Documents or at law.

9.9
No receiver and/or manager shall be liable as mortgagee in possession to account or be liable for any loss on realisation of, or any default of any nature in connection with, the Vessel or any of the Assigned Property or the exercise of any of the rights, powers, discretions and remedies vested in the receiver and/or manager by virtue of the Security Documents or at law.

10	Application of Moneys

All amounts received by the Mortgagee arising from the exercise by the Mortgagee of its rights, powers, discretions and remedies under or pursuant to the Mortgage and this Deed (including, without limitation, all amounts received by the Mortgagee in connection with the taking possession and/or sale of the Vessel, any chartering or other use of the Vessel by the Mortgagee, and any claims for damages or claims on any insurance received by the Mortgagee while in possession of or while chartering or using the Vessel) shall, unless otherwise agreed by the Mortgagee or otherwise expressly provided in the Loan Agreement, be applied by the Mortgagee in or towards satisfaction, or by way of retention on account, of the Indebtedness, in accordance with clause 12.3 of the Loan Agreement.

11	Power of Attorney
11.1
The Owner by way of security irrevocably appoints the Mortgagee and any receiver and/or manager appointed by the Mortgagee severally to be its attorney (with unlimited power of substitution and delegation) with power (in the name of the Owner or otherwise) to do all acts which the Owner could do in connection with the Vessel or the Assigned Property including, without limitation, to execute and deliver a bill of sale transferring title in the Vessel to a third party and to give a good receipt for any purchase price.

11.2
The Mortgagee agrees that it will not, nor permit any receiver and/or manager appointed by it to, exercise any of its powers as attorney of the Owner unless an Event of Default shall have occurred and be continuing, but the exercise of any such powers by the Mortgagee shall not put any person dealing with the Mortgagee on enquiry as to whether an Event of Default has occurred.

11.3
The exercise by the Mortgagee or by any receiver and/or manager of any of their powers as attorney of the Owner shall be conclusive evidence (as between the Mortgagee and any third party) of their right to do so.

12	Partial Invalidity

If, at any time, any provision of the Mortgage or this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

13	Further Assurance

The Owner agrees that from time to time on the written request of the Mortgagee it will promptly execute and deliver to the Mortgagee all further documents which the Mortgagee may require for the purpose of perfecting or protecting the security intended to be created by the Mortgage and this Deed.

14	Miscellaneous
14.1	In the event of there being any conflict between this Deed and the Loan Agreement, the Loan Agreement shall prevail.

14.2
All the covenants and agreements of the Owner in this Deed shall bind the Owner and its successors and permitted assignees and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees.

14.3	The representations and warranties on the part of the Owner contained in this Deed shall survive the execution of the Mortgage and this Deed and the registration of the Mortgage.

14.4	The rights of the Mortgagee under the Mortgage and this Deed shall not be affected by any change in the constitution of the Owner or by the liquidation, bankruptcy or insolvency of the Owner.

14.5	No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of the Owner and the Mortgagee.

14.6
Other than the Finance Parties, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

15	Discharge of Security
15.1
Following the expiry of the Facility Period the Mortgagee will, at the cost of and on the request of the Owner, promptly execute and deliver to the Owner a discharge, release or reassignment of the Mortgage.

15.2
Any discharge, release or reassignment by the Mortgagee of any of the security constituted by, or any of the obligations of the Owner contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

16	Notices

The provisions of clause 16 of the Loan Agreement shall apply (mutatis mutandis) to this Deed as if it were set out in full with references to this Deed substituted for references to the Loan Agreement.

17	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

18	Law and Jurisdiction
18.1	This Deed shall in all respects be governed by and interpreted in accordance with English law.

18.2
For the exclusive benefit of the Mortgagee, the Owner irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that any proceedings may be brought in those courts.

18.3
Nothing contained in this Clause shall limit the right of the Mortgagee to commence any proceedings against the Owner in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Owner in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

18.4
The Mortgagee shall in addition have the right to arrest and take action against the Vessel and/or any other vessel for the time being belonging to the Owner wherever it or they may be, for which purpose the Owner irrevocably agrees that any claim form, notice, judgment or other legal process may be served on the Owner in the manner set out in Clause 18.6 or on the Vessel or on the master (or anyone acting as the master) of the Vessel or of the vessel against which the action is taken, which shall be deemed good service on the Owner, the Vessel or such other vessel for all purposes.

18.5
The Owner irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

18.6	Without prejudice to any other mode of service allowed under any relevant law, the Owner:
18.6.1
irrevocably appoints USG (U.K.) Ltd, 1 Swan Road, South West Industrial Estate, Peterlee, County Durham, SR8 2HS, Attention: Secretary, as its agent for service of process in relation to any proceedings before the English courts; and

18.6.2	agrees that failure by a process agent to notify the Owner of the process will not invalidate the proceedings concerned.

IN WITNESS of which this Deed has been duly executed and delivered the day and year first before written.

SIGNED SEALED and DELIVERED	)
as a DEED	)
by GYPSUM TRANSPORTATION	)
LIMITED	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

SIGNED and DELIVERED	)
as a DEED	)
by DVB BANK SE	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)